EXHIBIT (17)(b)


                  STATE STREET RESEARCH MASTER INVESTMENT TRUST


                            Certificate of Resolution
                            -------------------------

        I, the undersigned Amy L. Simmons, hereby certify that I am Assistant Secretary of State Street Research Tax-Exempt Trust (the "Trust"), a Massachusetts business trust duly authorized and validly existing under Massachusetts law, and that the following is a true, correct and complete statement of a vote duly adopted by the Trustees of said Trust on May 5, 1995:

        "VOTED:       That Francis J. McNamara, III and Darman A. Wing be, and
        ------        each hereby is, authorized and empowered, for and on
                      behalf of the Trust, its principal financial and accounting officer, and in their name, to execute, and file a Power of Attorney relating to, the Trust's
                      Registration Statements under the Investment Company Act of 1940 and/or the Securities Act of 1933, and amendments thereto, the execution and delivery of such Power of Attorney, Registration Statements and amendments thereto, to constitute conclusive proof of such authorization."

        I further certify that said vote has not been amended or revoked and the same is now in full force and effect.

        IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of February, 1998.



                                            /s/ Amy L. Simmons
                                            ------------------
                                            Amy L. Simmons
                                            Assistant Secretary